UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 8, 2004

THORATEC CORPORATION

(Exact name of registrant as specified in its charter)
California

(State of Other Jurisdiction of Incorporation)

1-8145	94-2340464
(Commission File Number)	(IRS Employer Identification Number)

6035 Stoneridge Drive
Pleasanton, California 94588

(Address of principal executive offices including zip code)
(925) 847-8600

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)

Item 9.	Regulation FD Disclosure

     On June 8, 2004, Thoratec Corporation announced that the initial purchasers for its initial offering of approximately $125 million principle amount at maturity of senior convertible notes due 2023, exercised their option to purchase an additional approximately $18.7 million principle amount at maturity of such senior subordinated convertible notes. The senior subordinated convertible notes have been offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. For additional information concerning this offering, refer to the exhibit contained in this Current Report on Form 8-K.

No.	Exhibit

99.1	Press Release dated June 8, 2004 regarding the purchase of additional senior subordinated convertible notes

Signature

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of June 8, 2004

THORATEC CORPORATION

By: /s/ M. Wayne Boylston M. Wayne Boylston Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Thoratec Corporation, dated June 8, 2004.